UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Nuveen Real Asset Income and Growth Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-22658	45-4624265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	JRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

Item 8.01. Other Events.

Noah Hauser has been named a portfolio manager of Nuveen Real Asset Income and Growth Fund (the “Fund”), effective May 1, 2024.

Noah Hauser, CFA, is a portfolio manager for Nuveen’s public global infrastructure strategies and also serves as a senior research analyst and head of North American utilities. Prior to joining Nuveen in 2015, Mr. Hauser worked at Xcel Energy as the director of investor relations. Prior to joining Xcel Energy, he was a buy-side investment analyst for an energy-focused, relative value equity strategy at Decade Capital Management, a Millennium Group company. At Decade Capital Management, Mr. Hauser’s responsibilities included detailed analysis on regulated utilities, independent power producers, pipelines, and master limited partnerships. Mr. Hauser began his career working as a sell-side equity analyst covering regulated utilities and power companies at Barclays Capital and Lehman Brothers. Mr. Hauser graduated with highest distinction from Emory University’s Goizueta Business School with a B.B.A. degree with concentrations in Finance and Accounting. He also holds the Chartered Financial Analyst® designation and is a member of the CFA Institute.

There have been no changes in Fund’s investment objectives or policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Real Asset Income and Growth Fund

Date: May 1, 2024	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary